CUSOURCE, LLC
                                 CODE OF ETHICS
                          ADOPTED UNDER SEC RULE 17J-1


CUSOURCE, LLC (the "Adviser"), is confident that its principals, officers, directors and employees act with integrity and good faith. The Adviser recognizes, however, that personal interests may conflict with the interests of the CUFUND portfolios (the "Portfolios"), when principals, officers, directors or employees:

[bullet] know about the Portfolios' present or future portfolio transactions; or

[bullet] have the power to influence portfolio transactions; or

[bullet] engage in SECURITIES transactions for their personal account(s).

In an effort to prevent any conflicts from arising, and in accordance with Rule 17j-1 under the Investment Company Act of 1940, the Adviser has adopted this Code of Ethics (this "Code") to address transactions that may create or appear to create conflicts of interest, and to establish reporting requirements and enforcement procedures. (Definitions of UNDERLINED terms are included in Appendix I attached hereto.)

I.       ABOUT THIS CODE.

         A.       WHO IS COVERED BY THIS CODE?

                  [bullet] All principals of the Adviser;
                  [bullet] All officers of the Adviser;
                  [bullet] All directors of the Adviser; and [bullet] All employees of the Adviser.

         B.       WHAT RULES APPLY TO ME?

                  This Code sets forth specific prohibitions regarding SECURITIES transactions. All principals, officers and directors of the Adviser are considered to be both ACCESS PERSONS and INVESTMENT PERSONNEL, as defined in Appendix I attached hereto. Certain other individuals named in Appendix I attached hereto are also considered to be both ACCESS PERSONS and INVESTMENT PERSONNEL. As to all such persons, all of the prohibitions and restrictions contained in this code are universally applicable. The Code also sets out certain reporting requirements, which are attached hereto in Part A.

II.      STATEMENT OF GENERAL PRINCIPLES.

         In recognition of the trust and confidence placed in the Adviser by the Portfolios, and because the Adviser believes that its operations should benefit the Portfolios' shareholders, the Adviser has adopted the following universally applicable principles:

         1. The interests of the Portfolios' shareholders are paramount. You must place shareholder interests before your own.

         2. You must accomplish all personal SECURITIES transactions in a manner that avoids a conflict (or the appearance of a conflict) between your personal interests and those of the Portfolios or of their shareholders.

         3. You must avoid actions or activities that allow (or appear to allow) you or your family to benefit from your position with the Adviser, or that bring into question your independence or judgment.

III. PROHIBITIONS AND RESTRICTIONS APPLICABLE TO CUSOURCE, LLC ACCESS PERSONS AND INVESTMENT PERSONNEL.

         A.       PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION.

                  You cannot, in connection with the purchase or sale, directly or indirectly, of a SECURITY HELD OR TO BE ACQUIRED by the
                  Portfolios:

                  1. employ any device, scheme or artifice to defraud the Portfolios;

                  2. make to the Portfolios any untrue statement of a material fact or omit to state to the Portfolios a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Portfolios; or

                  4. engage in any manipulative practice with respect to the Portfolios.

         B.       LIMITS ON ACCEPTING OR RECEIVING GIFTS.

                  ACCESS PERSONS cannot accept or receive any gift of more than de minimis value from any person or entity in connection with the Portfolios' (or any series thereof) entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Portfolios.

         C.       BLACKOUT PERIOD ON PERSONAL SECURITIES TRANSACTIONS.

                  ACCESS PERSONS who in connection with their duties make, participate in, or obtain information regarding the purchase or sale of SECURITIES by the Portfolios, and any natural persons who have CONTROL of the Adviser and who obtain information regarding recommendations of SECURITIES made to the Portfolios, may not PURCHASE OR SELL, directly or indirectly, any SECURITY in which they have (or by reason of such transaction acquire) any BENEFICIAL OWNERSHIP on the same day as the same (or a related) SECURITY IS BEING PURCHASED OR SOLD by the Portfolios (or by any series thereof).

         D.       PRE-APPROVAL OF INVESTMENTS IN IPOS AND LIMITED OFFERINGS.

                  ACCESS PERSONS who in connection with their duties make or participate in making recommendations regarding THE PURCHASE OR SALE OF SECURITIES by the Portfolios, and any natural persons who have CONTROL of the Adviser and who obtain information concerning recommended SECURITIES, must obtain approval from the Review Officer (as defined in Section V below) before directly or indirectly acquiring BENEFICIAL OWNERSHIP of any Securities in an INITIAL PUBLIC OFFERING
                  (IPO) or in a LIMITED OFFERING.

IV.      REPORTING REQUIREMENTS.

         Subject to Section VII hereof, all principals, officers, directors and person with ACCESS must comply with the reporting requirements set forth in Part A.

V.       REVIEW AND ENFORCEMENT OF THIS CODE.

         A.       APPOINTMENT OF A REVIEW OFFICER.

                  A review officer (the "Review Officer") will be appointed by the Principal of the Adviser to perform the duties described in this Section V. As of June 30, 2000, the Adviser's Review Officer is Brad Elliott, Southwest Corporate FCU.

         B.       THE REVIEW OFFICER'S DUTIES AND RESPONSIBILITIES.

                  i. For each person who becomes an ACCESS PERSON of the Adviser and is required to report personal SECURITIES transactions under this Code, the Review Officer, no later than ten (10) days before the first quarter in which such person is required to begin reporting, will notify such person as to such reporting requirements.

                  ii. The Review Officer will, on a quarterly basis, compare all personal SECURITIES transactions reported by the Adviser's ACCESS PERSONS with the Portfolios' completed portfolio transactions and a list of SECURITIES that were BEING CONSIDERED FOR PURCHASE OR SALE by the Portfolios during the reporting period, in order to determine whether a violation of this Code may have occurred. Before determining that a person has violated this Code, the Review Officer must give the person an opportunity to supply explanatory material.

                  iii. If the Review Officer finds that a Code violation may have occurred, or believes that a Code violation may have occurred, the Review Officer must submit to the Principal of the Adviser a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person. The Principal will independently determine whether the person violated this Code.

                  iv. No person is required to participate in determination of whether he or she has committed a Code violation or to discuss the imposition of any sanction against himself or herself.

                  v. If the Review Officer is required to submit his or her own personal reports under this Code, the Review Officer will submit such reports to an Alternate Review Officer who will fulfill the duties of the Review Officer with respect to the Review Officer's reports.

                  vi. The Review Officer will create a written report detailing any approval(s) granted to ACCESS PERSONS for the purchase of SECURITIES offered in connection with an IPO or a LIMITED OFFERING. The report must include the rationale supporting any decision to approve such a purchase.

         C.       RESOLUTION; SANCTIONS.

                  If the Principal of the Adviser finds that a person has violated this Code, the Principal will approve a proposed resolution of the situation or, if appropriate, will impose upon the person sanctions that the Principal deems appropriate and will report the violation and the resolution or sanction imposed to the Portfolios' Board of Trustees at the next regularly scheduled Board meeting unless, in the sole discretion of the Principal, circumstances warrant an earlier report.

VI.      ANNUAL WRITTEN REPORT TO THE BOARD.

         At least once a year, the Adviser will provide the Portfolios' Board of Trustees a written report that includes:

         (1) ISSUES ARISING UNDER THIS CODE. The annual report must describe any issue(s) that arose during the previous year under this Code or procedures thereto, including any material Code or procedural violations, and any resulting sanction(s).

         (2) The Review Officer, Principal, and investment adviser(s) (including any sub-advisers) may report to the Board more frequently as they deem necessary or appropriate and shall do so as requested by the Board.

         (3) CERTIFICATION. Each report must be accompanied by a certification to the Board that the Adviser has adopted procedures reasonably necessary to prevent its ACCESS PERSONS from violating this Code.

VII.     INTERRELATIONSHIP WITH THE PORTFOLIOS' CODE OF ETHICS.

         A.       GENERAL PRINCIPLE.

                  A person who is both an officer and/or Trustee of the Portfolios and a principal, officer, director and/or employee of the Adviser, is only required to report under this Code.

         B.       PROCEDURES.  The Principal of the Adviser shall:

                  i. Submit to the Board of Trustees of the Portfolios a copy of this Code;

                  ii. Promptly furnish to the Portfolios, upon request, copies of any reports made under this Code by any person who is also covered by the Portfolios' code of ethics;

                  iii. Promptly report to the Portfolios in writing any material amendments to this Code; and

                  iv. Immediately furnish to the Portfolios all material information regarding any violation of this Code by any person.

VIII.    RECORDKEEPING.

         The Adviser will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission ("SEC") and other regulatory agencies.

         A. A copy of this Code, and of any other code adopted by the Adviser, that is or at any time within the past five years has been in effect will be preserved in an easily accessible place.

         B. A record of any violation of this Code, and of any sanctions imposed, will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

         C. A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under this Code (see Part A below for more information about reporting), will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

         D. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

         E. A copy of each annual report required by Section VI of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

         F. The Portfolios must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition of SECURITIES acquired in an IPO or LIMITED OFFERING, for at least five years after the end of the fiscal year in which the approval is granted.

IX.      MISCELLANEOUS.

         A. CONFIDENTIALITY. All reports and other information submitted to the Portfolios pursuant to this Code will be treated as confidential, provided that such reports and information may be produced to the SEC and other regulatory agencies.

         B. INTERPRETATION OF PROVISIONS. The Principal of the Adviser may from time to time adopt such interpretations of this Code as he or she deems appropriate.

         C. COMPLIANCE CERTIFICATION. Within 10 days of becoming an ACCESS PERSON of the Portfolios, and each year thereafter, each ACCESS PERSON must complete a Compliance Certification in the form attached hereto as Appendix V.


Adopted this 30th day of June, 2000.

                             CODE OF ETHICS, PART A

              ACCESS PERSONS AND EMPLOYEES WITH INFORMATION ACCESS

I.       LIST OF SECURITIES HOLDINGS.

         A.       INITIAL HOLDINGS REPORT.

                  You must submit a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your Securities accounts, as of the date you first become subject to this Code's reporting requirements. You must submit this list to the Review Officer within 10 days of the date you first become subject to this Code's reporting requirements. A form of Initial Holdings Report is attached hereto as Appendix III.

         B.       ANNUAL HOLDINGS REPORT.

                  Each year, you must submit to the Review Officer a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your Securities accounts. Your list must be current as of a date no more than 30 days before you submit the report. A form of Annual Holdings Report is attached hereto as Appendix IV.

II.      REQUIRED TRANSACTION REPORTS.

         A.       WHAT QUARTERLY TRANSACTION REPORTS ARE REQUIRED?

                  1. Each quarter, you must report all of your SECURITIES transactions effected, as well as any Securities accounts you established during the quarter. You must submit your report to the Review Officer no later than 10 days after the end of each calendar quarter. A form of Quarterly Personal Securities Transactions Report is attached hereto as Appendix II.

                  2. If you had no reportable transactions and did not open any SECURITIES accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return the report, signed and dated.

                  3. You need not submit a quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by the Portfolios, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer no later than 10 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.

         B. WHAT SECURITIES TRANSACTIONS AND ACCOUNTS ARE COVERED UNDER THE QUARTERLY REPORTING OBLIGATION?

                  You must report all transactions in SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWN; or (ii) because of the transaction, you acquire direct or indirect BENEFICIAL OWNERSHIP. You must also report all of your accounts in which any SECURITIES were held for your direct or indirect benefit.

         C.       WHAT SECURITIES TRANSACTIONS MAY BE EXCLUDED FROM THE REPORT?

                  You are not required to detail or list the following items on your reports:

                  1. Purchases or sales effected for any account over which you have no direct or indirect influence or control;

                  2. Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a SECURITY issued by your employer;

                  3. Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its SECURITIES, as long as you acquired these rights from the issuer, and sales of such rights;

                  4. Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and sales from a margin account pursuant to a bonafide margin call; and

                  5.       Purchases or sales of any of the following
                           SECURITIES:

                           [bullet] Direct obligations of the U.S. government
                                    or its agencies;

o                          [bullet] Banker's acceptances, bank certificates of
                                    deposit, commercial paper and HIGH QUALITY
                                    SHORT-TERM DEBT INSTRUMENTS (including
                                    repurchase agreements); and

                           [bullet] Shares issues by registered, open-end
                                    investment companies.

         You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.

                          APPENDIX I TO CODE OF ETHICS

                                   DEFINITIONS

GENERAL NOTE:              The definitions and terms used in this Code of Ethics
                           are intended to mean the same as they do under the 1940 Act and other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in this Code is not defined, you should follow the definitions and meanings in the 1940 Act or other federal securities laws, as applicable.


ACCESS PERSON means:

         [bullet] any trustee, director, officer or principal of the Portfolios or of the Portfolio's investment adviser;

         [bullet] any employee of the Portfolios or of the Adviser (or of any company in a CONTROL relationship to the Portfolios or The Adviser) who, in connection with his or her regular functions or duties, makes participates in, or obtains information regarding the PURCHASE OR SALE OF SECURITIES by the Portfolios or whose functions relate to the making of any recommendations with respect to such PURCHASES OR SALES; and

         [bullet] any natural person in a CONTROL relationship with the Portfolios or the Adviser, who obtains information concerning recommendations made to the Portfolios with regard to the purchase or sale of SECURITIES by the Portfolios.

         [bullet] as of June 30, 2000, the Adviser's Access Persons are: Bruce
                  M. Fox, Marty L. Robertson, Brian K. Turner, and Zane J.
                  Wilson.

AFFILIATED DIRECTOR means a director of the Adviser who is an "interested person" of the Adviser within the meaning of Section 2(a)(19) of the 1940 Act. As of June 30, 2000, the Adviser's Affiliated Director(s) are: None.

BENEFICIAL OWNERSHIP means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rules 16a-1(a)(2) thereunder. You should generally consider yourself to be the BENEFICIAL OWNER of any SECURITIES in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself to be the BENEFICIAL OWNER of SECURITIES held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

CONTROL means the same as it does under Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities CONTROL over the company. The facts and circumstances of a given situation may counter this presumption.

HIGH QUALITY SHORT-TERM DEBT INSTRUMENT means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody's Investor Service).

INITIAL PUBLIC OFFERING ("IPO") means an offering of SECURITIES registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 14 or
Section 15(d) of the Securities Exchange Act of 1934.

INVESTMENT PERSONNEL of the Portfolios or of the Portfolios' Adviser means any employee of the Portfolios or of the Adviser who, in connection with his or her regular duties, makes or participates in making recommendations regarding the purchase or sale of SECURITIES by the Portfolios. As of June 30, 2000, the Adviser's INVESTMENT PERSONNEL are: Bruce M. Fox, Marty L. Robertson, Brian K. Turner, and Zane J. Wilson.

LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

NONAFFILIATED DIRECTOR means a director of the Adviser who is not an "interested person" of the Adviser within the meaning of Section 2(a)(19) of the 1940 Act. As of June 30, 2000, the Adviser's NONAFFILIATED DIRECTORS are: None.

OFFICER of the Adviser means any person lawfully elected by the Board of the Adviser or otherwise appointed and authorized to act on behalf of the Adviser. As of June 30, 2000, the Adviser's OFFICERS are: Bruce M. Fox (Principal).

PURCHASE OR SALE OF A SECURITY includes, among other things, the writing of an option to purchase or sell a SECURITY.

SECURITY means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS (including repurchase agreements), or shares issued by registered open-end investment companies.

A SECURITY HELD OR TO BE ACQUIRED by the Portfolios means (A) any SECURITY that within the most recent 15 days (i) is or has been held by the Portfolios, or
(ii) is being or has been considered by the Portfolios' Adviser for PURCHASE by the Portfolio; and (B) any option to PURCHASE OR SELL, and any SECURITY convertible into or exchangeable for, any SECURITY.

A SECURITY is BEING PURCHASED OR SOLD by the Portfolios from the time a PURCHASE OR SALE program has been communicated to the person who places buy and sell orders for the Portfolios until the program has been fully completed or terminated.

A SECURITY is BEING CONSIDERED FOR PURCHASE OR SALE by the Portfolios when a SECURITY is identified as such by the Adviser to the Portfolios.

                          APPENDIX II TO CODE OF ETHICS

                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person: ______________________________________________________
Calendar Quarter Ended: ________________________________________________________
Date Report Due: _______________________________________________________________
Date Report Submitted: _________________________________________________________

SECURITIES TRANSACTIONS:

----------------------------------------------------------------------------------------------------------------------
                                                   Principal Amount,                                Name of Broker,
                   Name of Issuer       No. of     Maturity Date and                                Dealer or Bank
     Date of        and Title of     Shares (if     Interest Rate (if     Type of                      Effecting
   Transaction        Security      applicable)       applicable)       Transaction      Price        Transaction
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

If you had no reportable transactions during the quarter, please initial here: ________.

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more Securities reported above, please describe below and indicate which Securities are at issue:_______________________________

________________________________________________________________________________


SECURITIES ACCOUNTS:

If you established a Securities account within the quarter, please provide the following information:

----------------------------------------------------------------------------------------------------------------------
     Name of Broker, Dealer or Bank           Date Account was Established          Name(s) on and Type of Account
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

If you did not establish a Securities account during the quarter, please initial here: _____.

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS OF CUSOURCE, LLC.


------------------------------------                         -------------------
Signature                                                    Date

                         APPENDIX III TO CODE OF ETHICS

                             INITIAL HOLDINGS REPORT


Name of Reporting Person: ______________________________________________________
Date Person Became Subject to the Code's Reporting Requirements: _______________ Information in Report Dated as of: _____________________________________________
Date Report Due: _______________________________________________________________
Date Report Submitted: _________________________________________________________

SECURITIES HOLDINGS:

----------------------------------------------------------------------------------------------------------------------
 Name of Issuer and Title of Security        No. of Shares (if applicable)       Principal Amount, Maturity Date and
                                                                                    Interest Rate (if applicable)
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

If you have no Securities holdings to report, please initial here: ______.

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more Securities reported above, please describe below and indicate which Securities are at issue: ______________________________

________________________________________________________________________________


SECURITIES ACCOUNTS:

----------------------------------------------------------------------------------------------------------------------
              Name of Broker, Dealer or Bank                              Name(s) on and Type of Account
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

If you have no Securities holdings to report, please initial here: __________.

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS OF CUSOURCE, LLC.




------------------------------------                         -------------------
Signature                                                    Date

                          APPENDIX IV TO CODE OF ETHICS

                             ANNUAL HOLDINGS REPORT

Name of Reporting Person: ______________________________________________________
Information in Report Dated as of: _____________________________________________
Calendar Year Ended:  December 31, _____________
Date Report Due: _______________________________________________________________
Date Report Submitted: _________________________________________________________

SECURITIES HOLDINGS:



----------------------------------------------------------------------------------------------------------------------
 Name of Issuer and Title of Security        No. of Shares (if applicable)       Principal Amount, Maturity Date and
                                                                                    Interest Rate (if applicable)
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

If you have no Securities holdings to report for the year, please initial here: ______.

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more Securities reported above, please describe below and indicate which Securities are at issue. ______________________________

________________________________________________________________________________


SECURITIES ACCOUNTS:



----------------------------------------------------------------------------------------------------------------------
    Name of Broker, Dealer or Bank           Date Account was Established          Name(s) on and Type of Account
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

If you have no Securities holdings to report for the year, please initial here: _____.

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS OF CUSOURCE, LLC.




------------------------------------                         -------------------
Signature                                                    Date

                          APPENDIX V TO CODE OF ETHICS

                         ANNUAL COMPLIANCE CERTIFICATION

--------------------------------------------------------------------------------
                              INITIAL CERTIFICATION

I certify that I:         (i)    have received, read and reviewed the Adviser's
                                 Code of Ethics (the "Code");
                          (ii)   understand the policies and procedures in the
                                 Code;
                          (iii)  recognize that I am subject to such policies
                                 and procedures;
                          (iv)   understand the penalties for non-compliance;
                          (v)    will fully comply with the Code; and
                          (vi)   have fully and accurately completed this
                                 Certificate.


Signature: _____________________________________
Print Name: ____________________________________
Date Submitted: ________________________________
Date Due: ______________________________________


--------------------------------------------------------------------------------

                              ANNUAL CERTIFICATION

I certify that I:         (i)    have received, read and reviewed the Adviser's
                                 Code of Ethics (the "Code");
                          (ii)   understand the policies and procedures in the
                                 Code;
                          (iii)  recognize that I am subject to such policies
                                 and procedures;
                          (iv)   understand the penalties for non-compliance;
                          (v)    have complied with the Code and any applicable
                                 reporting  requirements  during this past year;
                          (vi)   have fully disclosed hereinbelow any exceptions
                                 to my compliance with the Code;
                          (vii)  will fully comply with the Code; and
                          (viii) have fully and accurately completed this
                                 Certificate.

EXCEPTION(S): __________________________________________________________________
________________________________________________________________________________


Signature: _____________________________________
Print Name: ____________________________________
Date Submitted: ________________________________
Date Due: ______________________________________

                    CERTIFICATION PURSUANT TO SEC RULE 17J-1


         The undersigned, Bruce M. Fox, in his capacity as the Principal of CUSOURCE, LLC (the "Adviser"), which is an investment adviser to CUFUND (the "Trust"), hereby certifies to the Trust's Board of Trustees the following:

1. The Adviser has adopted a Code of Ethics (the "Code") pursuant to, and in compliance with, Rule 17j-1 under the Investment Company Act of 1940;

2. The Adviser has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code;

3. The Adviser's Code contains provisions reasonably necessary to prevent its Access Persons from violating Rule 17j-1(b); and

4. In accordance with Rule 17j-1, the Adviser has submitted its Code to the Trust's Board of Trustees for approval.

         WITNESS MY HAND this 30th day of June, 2000



                                                --------------------------------
                                                Bruce M. Fox, Principal